POWER OF ATTORNEY

Know all by these presents, that Sallie L. Krawcheck (“Principal”) hereby constitutes and appoints each of Daniel R. Waltcher, Harris Oliner, J. Russell McGranahan and Edward Baer, or any of them signing singly, and with full power of substitution, Principal’s true and lawful attorney-in-fact to:

(1)         prepare, execute in Principal’s name and on Principal’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Principal to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)         execute for and on behalf of the undersigned, in Principal’s capacity as a director of BlackRock, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3)         do and perform any and all acts for and on behalf of Principal which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)         take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Principal, it being understood that the documents executed by such attorney-in-fact on behalf of Principal pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Principal hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Principal might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Principal acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Principal, are not assuming, nor is the Company assuming any of Principal’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.  You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

This Power of Attorney shall remain in full force and effect until Principal is no longer required to file Forms 3, 4, and 5 with respect to Principal’s holdings of and transactions in securities issued by the Company, unless earlier revoked by Principal in a signed writing delivered to any of the foregoing attorneys-in-fact.  This Power of Attorney does not revoke or replace any other power of attorney that Principal has previously granted.

IMPORTANT INFORMATION FOR THE AGENT:  When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:
(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
(2) avoid conflicts that would impair your ability to act in the principal’s best interest;
(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4) keep a record or all receipts, payments, and transactions conducted for the principal; and
(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your  responsibilities that you do not understand, you should seek legal advice.

Liability of agent:  The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

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IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the dates specified below.

By:	/s/ Sallie Krawcheck
Sallie L. Krawcheck
Date: 10/11/09

State of New York	)
	)	ss.:
County of New York	)

     On the 11th day of October in the year 2009 before me, the undersigned, personally appeared Sallie L. Krawcheck, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Suzanne French
(Signature and office of individual taking acknowledgment.)

SUZANNE FRENCH
Notary Public, State of New York
No. 01FR6069104
Qualified in New York County
Commission Expires January 22, 2010

[Signature Page to Power of Attorney]

By:	/s/ Daniel Waltcher
Daniel R. Waltcher
Date: October 15, 2009

State of New York	)
	)	ss.:
County of New York	)

     On the 15th day of October in the year 2009 before me, the undersigned, personally appeared Daniel R. Waltcher, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Stephen M. Hart
(Signature and office of individual taking acknowledgment.)

STEPHEN M. HART
NOTARY PUBLIC - State of New York
No. 01HA6166170
Qualified in New York County
Commission Expires 5/21/2011

[Signature Page to Power of Attorney]

By:	/s/ Harris Oliner
Harris Oliner
Date: October 15, 2009

State of New York	)
	)	ss.:
County of New York	)

     On the 15th day of October in the year 2009 before me, the undersigned, personally appeared Harris Oliner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Stephen M. Hart
(Signature and office of individual taking acknowledgment.)

STEPHEN M. HART
NOTARY PUBLIC - State of New York
No. 01HA6166170
Qualified in New York County
Commission Expires 5/21/2011

[Signature Page to Power of Attorney]

By:	/s/ J. Russell McGranahan
J. Russell McGranahan
Date: October 15, 2009

State of New York	)
	)	ss.:
County of New York	)

     On the 15th day of October in the year 2009 before me, the undersigned, personally appeared J. Russell McGranahan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Stephen M. Hart
(Signature and office of individual taking acknowledgment.)

STEPHEN M. HART
NOTARY PUBLIC - State of New York
No. 01HA6166170
Qualified in New York County
Commission Expires 5/21/2011

[Signature Page to Power of Attorney]

By:	/s/ Edward Baer
Edward Baer
Date: October 15, 2009

State of New York	)
	)	ss.:
County of New York	)

     On the 15th day of October in the year 2009 before me, the undersigned, personally appeared Edward Baer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Stephen M. Hart
(Signature and office of individual taking acknowledgment.)

STEPHEN M. HART
NOTARY PUBLIC - State of New York
No. 01HA6166170
Qualified in New York County
Commission Expires 5/21/2011

[Signature Page to Power of Attorney]